Exhibit 3.6

Filed in the Office of Secretary of State State Of Nevada Business Number C11927 - 1991 Filing Number 20211368547 Filed On 4/6/2021 12:28:00 PM Number of Pages 4

• BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT To NRs 1s.38o & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles cPuRsuANT To NRs 78.403) Officer's Statement (PURSUANT To NRs 80.030) - - Date: [ 04/ _ 15/2021 I Time: j l ! (must not be later than 90 days after the certificate is filed) 4. Effective Date and Time: (Optional) Changes to takes the following effect: [Kl The entity name has been amended. D The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) □ The purpose of the entity has been amended. □ The authorized shares have been amended. O The directors, managers or general partners have been amended. 0 IRS tax language has been added. 0 Articles have been added. O Articles have been deleted. n Other. The articles have been amended as follows: (provide article numbers, if available) ! First: The name of the corporation is Athena Bitcoin Global L - .. • · · - · · · · · • .. - · - . - • · · · · ...· · - · · · · · - · - ···· - ·· · - · (attach additional page(s) if necessary) 5. Information Being Changed: (Domestic corporations only) X ;: ,z_t:J ./? I Chief Executive Officer i 6. Signature: (Required) Signature of Offie'er or Author. · ed Signer Title X � \ President I � Qward w;it1hi':l;!S r Mi ( 1.2 1 20 � 1 1 � : 2 � P!i?Tl I Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares , then the amendment must be approved by the vote, in addition tc the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please Include any required or optional information In space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. . P Ŷ ge2of2 Revised: 1/1/2019